                                                                 EXHIBIT 3.2



                                     BY-LAWS
                                       OF
                            FEDERAL DATA CORPORATION

                                     OFFICES



          1. The registered office of Federal Data Corporation (the "Corporation") in the State of Delaware shall be in the City of Dover, County of Kent.
          2. The principal office shall be located at 4601 North Park Avenue, Chevy Chase, Maryland.

          3. The corporation may have offices at such other places as the Board of Directors may, from time to time, determine or the business of the corporation require.

                              STOCKHOLDERS' MEETING

          4. All meetings oL the stockholders shall be held at such place and time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

          5. An annual meeting of stockholders, commencing with the year 1984, shall be held on the third Thursday of September, in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following at 4:00 o'clock p.m. or at such other date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or as shall be stated in a duly executed waiver of notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect by plurality vote, by ballot, a Board of Directors and transact such other business as may properly be brought before the meeting.

          6. Written notice of the annual meetings shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten nor more than sixty days prior to the meeting.

          7. At least ten but not more than sixty days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be opened at the place where the election is to be held for ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of a stockholder owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote or of a stockholder owning a majority in amount of the issued and outstanding shares of any class of capital stock entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          9. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten but not more than sixty days before such meeting.

          10. Business transacted at all special meetings shall be confined to the objects stated in the call.

          11. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any business may be transacted which might have been transacted at the meeting as originally notified.

          12. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the Certificate of Incorporation or of these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

          13. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed, or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of Directors.

          14. Unless otherwise provided in the Corporation's Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                    DIRECTORS

          15. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of Directors which shall constitute the whole Board shall be three (3). The Directors shall be elected at the Annual Meeting or at any special meeting of the stockholders called for such purpose, and each Director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders. The stockholders may, at any special meeting called for such purpose, remove any Director or Directors, with or without specific cause, each such vacancy to be filled by the person receiving the greatest number of votes cast by the stockholders present and entitled to vote thereat. Any vacancy caused by such removal and not filled by the stockholders at the meeting at which such removal shall have been voted, may be filled by a majority vote of the Directors remaining in office.

          16. Bylaw 15 fixes three (3) as being the number of Directors that shall constitute the whole Board, and the first

Board shall so consist of three (3) Directors. After the organizational or first meeting of the Board, the number of Directors which shall constitute the whole Board shall not be less than three (3) and may be increased to seven (7) as shall be determined by the stockholders at the annual meeting or any special meeting.

          17. All meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as the Board may decide from time to time.

          18. Any vacancy in the office of any Director created by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of stockholders entitled to vote called for that purpose. If the office of any Director or Directors becomes vacant for any other reason, a majority of the remaining Directors, though less than a quorum, shall choose a successor or successors unless the vacancy or vacancies shall have been filled by the Stockholders in the manner provided in paragraph 15 hereof. Such Directors selected shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors.

                             COMMITTEES OF DIRECTORS

          19. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it but no such committee shall have the power or authority to amend the Corporation's Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the By-Laws of the Corporation; and unless a resolution of the Board of Directors or the Corporation's
Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of common or preferred stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          20. The committees shall keep regular minutes oL their proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

          21. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be Allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

          22. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              MEETINGS OF THE BOARD

          23. The first meeting of each newly elected Board shall be held at such time and place either within or without the State of incorporation, as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present; or they may meet at such place and time as shall be fixed by the consent, in writing, of all the Directors.

          24. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Delaware, as shall, from time to time, be determined by the Board.

          25. Special meetings of the Board may be called by the President on one (1) day's notice to each Director, either personally or by mail, or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

          26. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the statute, the charter or by these bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          27. Any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear and speak to each other at
the same time.   Participation in a meeting by these means constitutes presence in person at a meeting.

                                     NOTICES

          28. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such Director or stockholder at such address as appears on the books of the corporation; and such notice shall be deemed to be given at the time when the same shall be thus mailed.

          29. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    OFFICERS

          30. The officers of the corporation shall be chosen by the Directors and shall be a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents, and one (1) or more assistant secretaries and assistant treasurers. Two (2) or more offices may be held by the same person, except that the offices of president and secretary may not be held by the same person.

          31. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president from its members, and one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the Board.

          32. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          33. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                  THE PRESIDENT

          34. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall be an ex officio member of all standing committees, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

          35. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                 VICE PRESIDENTS

          36. The Vice Presidents, in the order of their seniority shall, in the absence or disability of the President, perform such other duties as the Board of Directors shall prescribe. The Board may prescribe certain Vice Presidents to be designated as Senior Vice Presidents and may also designate one Vice President to be known as an Executive Vice President. The Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and then the remaining Vice Presidents in order of their seniority, shall in the absence or disability of the President and Executive Vice President perform the duties and exercise the powers of the President and each Vice President shall perform such other duties as the Board of Directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

          37. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties Lor the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

          38. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

          39. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          40. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          41. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          42. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                              CERTIFICATES OF STOCK

          43. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be a facsimile. The corporation shall not issue fractional shares of stock or script evidencing same.

                               TRANSFERS OF STOCK

          44. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

          45. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty nor less than ten days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 60 days in connection with obtaining the consent of stockholders for any other purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

          46. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof; and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the District of Columbia.

                                LOST CERTIFICATE

          47. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                    DIVIDENDS

          48. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          49. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

          50. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may, from time to time, designate.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          51. The corporation shall indemnify from all liabilities, civil or criminal, incurred in relation to his duties, including the reasonable cost of defense, its officers or directors or former officers or directors or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, such indemnification to be the full extent permitted by the Delaware General Corporation Law (including, without limitation, Section 145 thereof).

          52. Any payments, made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been removed.

                                   AMENDMENTS

          53. The By-Laws of the Corporation may be altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

                                   Certified True Copy

                                   /s/ Marvin S. Haber
                                   ------------------------------------
                                   Marvin S. Haber, Secretary